UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following question was posed by a party that is an intervenor in the proceeding before the Hawaii Public Utilities Commission to review the proposed merger between Hawaiian Electric Industries, Inc. (HEI) and NextEra Energy, Inc.  HEI’s response follows the question below.

Applicants’ Response to LOL-IR-49

DOCKET NO. 2015-0022

Respondent: Hawaiian Electric Companies

LOL-IR-49

Ref: According to the HEI 10-K filed on February 26, 2015, ITEM 1A. RISK FACTORS. Since stock prices jumped upon the merger announcement and have remained high and stockholders can currently sell at that high price, how can they be negatively impacted if the merger falls through?

Response:

As background, Securities and Exchange Commission rules require HEI to provide “risk factor” disclosures in its annual report on Form 10-K.  The purpose of the risk factor disclosures is to provide investors with a warning about the array of possible circumstances or events that could make investing in HEI’s securities risky.  Accordingly, risk factors serve as “cautionary language” disclaimers for HEI in the event that such circumstances or events materialize and HEI’s securities are negatively impacted as a result.  As such, risk factors do not necessarily confirm what events or circumstances HEI believes will likely occur, but rather what conceivably may occur that could present certain risks to the company.  The responses provided herein that address Life of the Land’s questions regarding “risk factors” adopted from HEI’s filings are not intended to modify, and do not modify, such filings.

The referenced 10-K section provides a summary of the kinds of risks that could impact the stock price and the financial results of HEI, and how HEI may be adversely affected if the merger is not completed.  While many factors affect the trading price of HEI common stock, HEI believes it is reasonable to assume that the range in which the stock has traded since the announcement of the merger and spinoff reflects the expected value of the merger consideration, special cash dividend and the ASB Hawaii stock proposed to be distributed in the spinoff, as well as investors’ views as to the likelihood that the merger and spinoff will be completed and the expected timing of such completion.

To the extent that a holder of HEI common stock desires to sell its shares prior to completion of the merger and the spinoff, HEI believes that such a sale can only occur at a price at which there is a buyer willing to purchase such shares.  HEI further believes it is reasonable to assume that, if investors widely believed that the merger will not be completed for any reason, the price at which a seller of HEI common stock could find a willing buyer would in all likelihood be lower than it would be if the merger is expected to be completed.  Holders of HEI common stock at the time such expectation arose could be harmed, depending on the purchase price at which such holders acquired their shares of HEI common stock.

As to the matter of individual shareholders, each shareholder has unique and personal circumstances which the Companies would not be able to comment on.  The price of HEI shares has vacillated with a variety of industry, company and macroeconomic factors since the announcement of the merger and spin-off transactions.  The share price movement has also been (and will continue to be) a function of the value of NextEra Energy shares given the agreed exchange ratio.  Finally, HEI shares are also composed of valuation owing to the ownership of American Savings Bank (“ASB”) -- and that component of the valuation will continue to change based on a variety of factors affecting the banking sector and ASB’s results in particular.  The Companies are not able to comment on whether HEI’s share price is now (or was at the time of announcement of the merger/spin-off) “high” or “low,” “fairly valued” or otherwise.

Because HEI is a publicly traded company and because this IR response discusses potential impacts of possible future scenarios on HEI’s stock price, the following further disclosures are added:

FORWARD LOOKING STATEMENTS.  This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning.  Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties.  HEI cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement.  Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).  These risks, as well as other risks associated with the merger, are more fully discussed in the definitive proxy statement/prospectus that is included in the Registration Statement on

Form S-4 that NEE has filed with the SEC in connection with the merger.  Additional risks and uncertainties are identified and discussed in HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.  Each forward-looking statement speaks only as of the date of the particular statement and HEI undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT.  In connection with the proposed transaction between NEE and HEI, NEE filed with the SEC a registration statement on Form S-4 that includes a definitive proxy statement of HEI and that also constitutes a prospectus of NEE.  The registration statement was declared effective by the SEC on March 26, 2015.  HEI first mailed the definitive proxy statement/prospectus to its shareholders on March 30, 2015.  HEI may also file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”  Additional information about the proposed transaction is available at www.forhawaiisfuture.com.